Exhibit 10.16

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT (the “Second Amendment”) is made and entered into as of the Effective Date set forth on the signature page (the “Effective Date”) by and between CAMBRIDGE PROPERTIES (herein referred to as “Lessor”) and KIROMIC, LLC, (herein referred to as “Lessee”) on the following terms and conditions, and thus;

WITNESSETH

WHEREAS, Lessor, as Lessor therein, and Lessee, as Lessee therein, entered into a certain Lease Agreement (the “Lease”) for approximately 9,352 square feet of net rentable area on the first floor in Suite 140 of the building known as the Fannin South Professional Building the (the “Building) located at 7707 Fannin, Houston, Texas 77054;

WHEREAS, Lessor and Lessee agreed to expand the Leased Premise to include Suite 107;

WHEREAS, Lessor and Lessee desire to further amend, modify, and supplement the Lease as hereinafter set forth;

NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration respectively paid by each party to the other and receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee do hereby supplement and amend the Lease as follows:

1.	Section 1 A. LEASED PREMISES shall be amended as follows:

The Net Rentable Area shall be amended to relinquish Suite 107 as follows:

Total Leased Premises	9,960 SF NRA
Suite 107 (Relinquished)	- 608 SF NRA

Total Leased Premises	9,352 SF NRA

2.	Section 2 A. TERM:

The Term of the Lease shall be revised to reflect a Commencement Date of April 1, 2016 and a forty-two (42) month lease term;

3.	Section 5 A. BASE RENT shall be amended as follows:

As part of the consideration for the execution of this Lease Agreement, Lessee covenants and agrees and promises to pay as base rent according to the following schedule (the “Base Rent”):

Months After Commencement Date	Rate Per Square Foot of Net Rentable Area	Annual Base Rent	Monthly Base Rent
1-6	$0.00	$0.00	$0.00
7-42	$19.00	$177,688.00	$14,807.33

4.	EXHIBIT F. WORK LETTER shall be amended as follows:

a.	Lessee will be responsible for the upgrades to the HVAC, additional ventilation, electrical service and any other upgrades or improvements deemed necessary to complete the lab and office suite;

b.	Lessee agrees to use Lessor’s contractor, TD Industries, for the replacement of the (2) 5-ton units that serve suite 140.

5.

It is understood and agreed that except as provided herein in this Second Amendment, all terms and conditions of the original Lease Agreement shall apply to this Second Amendment during the Term and any renewals thereof.

EXCEPT as expressly hereby amended, the undersigned has caused this Amendment to be duly executed and effective on this 6th day of May, 2016

LESSOR:
Cambridge Properties

By: /s/ Trey Miller
Name: Trey Miller
Title: Real Estate Property Manager

LESSEE:

KIROMIC, LLC

By: /s/ Scott Dahlbeck
Name: Scott Dahlbeck
Title: COO